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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the inclusion in this Mark IV Industries, Inc. Registration Statement on Form S-4 dated April 2, 1996 of our report dated February 11, 1994 on the consolidated financial statements of Purolator Products Company as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991 and to all references to our Firm included in or made a part of this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Tulsa, Oklahoma
April 2, 1996